SCHEDULE 14C/A
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                                 (Amendment # 1)
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
Check the appropriate box:


|X|   Preliminary Information Statement         |_|    Confidential, for use of
                                                       the Commission only

|_|   Definitive Information Statement

                              Bib Holdings, Ltd.
                              ------------------

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

  ..................................................................

2)    Aggregate number of securities to which transaction applies:

...................................................................

3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

...................................................................

4)    Proposed maximum aggregate value of transaction:

....................................................................

5)    Total fee paid:

....................................................................

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

.......................................

2)    Form, Schedule or Registration Statement No.:

.......................................

3)    Filing Party:

.......................................

4)    Date Filed:

.......................................

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                               Bib Holdings, Ltd.
                          111 Howard Street, Suite 108
                         Mt. Arlington, New Jersey 07856

                              INFORMATION STATEMENT

To the Holders of the Voting Stock:


      The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting stock of Bib Holdings, Ltd. has given its written consent to a resolution adopted by the Board of Directors of Bib Holdings to amend the articles of incorporation of Bib Holdings so as (1) to change the name of the company to "Incode Technologies Corp." and (2) to increase the authorized common stock to 2,000,000,000 shares. We anticipate that this Information Statement will be mailed on December 27, 2004 to shareholders of record. On or after January 17, 2005, the amendment to the articles of incorporation will be filed with the Nevada Secretary of State and become effective.


      Nevada corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Bib Holdings will not hold a meeting of its shareholders to consider or vote upon the amendment of Bib Holdings's certificate of incorporation.

                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


December 27, 2004                                    JAMES L. GRAINER, President

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      We determined the shareholders of record for purposes of this shareholder action at the close of business on December 9, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 300,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of Series A Preferred Stock. Each share of common stock is entitled to one vote; each share of Series A Preferred Stock is entitled to four hundred votes. On the Record Date, there were 217,243,231 shares of common stock and 1,000,000 shares of Series A Preferred Stock issued, outstanding and entitled to vote.

      The following table sets forth the number of Bib Holdings shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of Bib Holdings' voting stock, as well as the ownership of such shares by the sole director of Bib Holdings.

                                                    Amount of                     Aggregate
                                               Beneficial Ownership            Percent of Class
Name and Address of                         --------------------------        ------------------         Percent of
Beneficial Owner                            Common           Preferred        Common   Preferred        Voting Power
----------------                            ------          ----------        ------   ---------        ------------
James L. Grainer                              --                 --             0%         0%                  0%
Incandent Capital, LLC                        --            1,000,000           0%       100%               64.8%
P.O. Box 284 Mt. Arlington, NJ 07856

                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION


      The Board of Directors of Bib Holdings has unanimously adopted a resolution to change the name of the corporation from "Bib Holdings, Ltd." to "Incode Technologies Corp." The holder of shares representing a majority of Bib Holdings' outstanding voting stock has given its written consent to the resolution. Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after January 17, 2005, and it will become effective on the date of such filing (the "Effective Date").


      The name change has been approved because the new name better represents the corporation's business. The corporation is now a holding company whose only subsidiary is engaged in the business of operating subscription-based eBusinesses in the online dating, information, retail, industrial and financial services sectors.


      Certificates for the corporation's common stock that recite the name "Bib Holdings, Ltd." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "Incode Technologies Corp." after the Effective Date, he may do so by surrendering his certificate to Bib Holdings' transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.



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

      Bib Holdings' transfer agent is:

                   Continental Stock Transfer & Trust Company
                                17 Battery Place
                               New York, NY 10004
                            Telephone: (212) 509-4000
                               Fax: (212) 509-5150

                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO INCREASE THE AUTHORIZED CAPITAL STOCK


      The Board of Directors of Bib Holdings has unanimously adopted a resolution to increase from 300,000,000 to 2,000,000,000 the number of shares of common stock authorized by the Articles of Incorporation. The holder of shares representing a majority of Bib Holdings' outstanding voting stock has given its written consent to the resolution. Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after January 17, 2005, and it will become effective on the date of such filing (the "Effective Date").


      The three primary purposes of the increase are (a) to permit the holder of our outstanding convertible debentures to convert the debentures into common stock, (b) to permit the holder of the Series A Preferred Stock to convert its preferred shares for common stock, and (c) to enable Bib Holdings to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan. Bib Holdings has not entered into any agreement to issue the additional shares, except (a) pursuant to the convertible debentures, which permit the holder to convert the $1,000,000 principal amount of the debentures into common stock at a discount to the market price, and (b) pursuant to the understanding that James Grainer, the sole director of Bib Holdings, will receive shares in consideration of his efforts in bringing about the merger of Bib Holdings and Incode Corporation.

      After the Effective Date, the Board of Directors will be authorized to issue the additional 1,700,000,000 common shares without having to obtain the approval of Bib Holdings' shareholders. Nevada law requires that the Board use its reasonable business judgment to assure that Bib Holdings obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Bib Holdings. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of Bib Holdings common stock.

      The amendment of the Articles of Incorporation to increase the authorized capital stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Bib Holdings. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of Bib Holdings. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Bib Holdings unattractive to the party seeking control of Bib Holdings. This


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

would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                              No Dissenters Rights

      Under Nevada law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

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